SCHEDULE II
                  INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-TRANS-LUX CORP

 GABELLI FUNDS, INC.

 THE GABELLI SMALL CAP GROWTH FUND

                     7/17/95            2,800             8.2500



 GAMCO INVESTORS, INC.

                     7/12/95            1,500             8.0000

                     7/11/95              500             8.0000

                     7/10/95            2,000             8.0000




















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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